Exhibit 24

Power of Attorney

     Each of the persons whose signature appears below hereby constitutes and appoints W.J. Galvin, W.W. Withers, H.M. Smith and T.G. Westman, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the following registration statements to be filed by Emerson Electric Co. (the “Company”) for the registration of shares of the Company’s Common Stock (including Preferred Stock Purchase Rights) and/or plan participation interests in connection with the following specified employee benefit plans of the Company, and any and all supplements and amendments, including post-effective amendments thereto:

(i)	a Registration Statement on Form S-8 for the Company’s Employee Savings Investment Plan;

(ii)	a Registration Statement on Form S-8 for the Company’s Retirement Savings Plan;

(iii)	a Registration Statement on Form S-8 for the ISE Profit Sharing Retirement Plan; and

(iv)	a Registration Statement on Form S-8 for the Liebert Corporation Profit Sharing Plan

and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (or any other governmental or regulatory authority), and hereby grants to each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     The foregoing power of attorney shall include the power to cause such registration statements for such Company employee benefit plans to constitute post-effective amendments to any prior registration statements for such plans.

Signature	Title	Date
/s/ David N. Farr David N. Farr	Chief Executive Officer and Director (Principal Executive Officer)	August 3, 2004
/s/ Charles F. Knight Charles F. Knight	Chairman of the Board and Director	August 3, 2004
/s/ Walter J. Galvin Walter J. Galvin	Executive Vice President and Chief Financial Officer and Director	August 3, 2004
/s/ James G. Berges James G. Berges	President and Director	August 3, 2004
/s/ Richard J. Schlueter Richard J. Schlueter	Vice President and Chief Accounting Officer	August 3, 2004
/s/ August A. Busch August A. Busch, III	Director	August 3, 2004
/s/ David C. Farrell David C. Farrell	Director	August 3, 2004
/s/ Carlos Fernandez G. Carlos Fernandez G.	Director	August 3, 2004
/s/ Arthur F. Golden Arthur F. Golden	Director	August 3, 2004
/s/ Robert B. Horton Robert B. Horton	Director	August 3, 2004
/s/ Gerald A. Lodge Gerald A. Lodge	Director	August 3, 2004

Signature	Title	Date
/s/ Vernon R. Loucks Vernon R. Loucks	Director	August 3, 2004
/s/ John B. Menzer John B. Menzer	Director	August 3, 2004
/s/ Charles A. Peters Charles A. Peters	Director	August 3, 2004
/s/ Joseph W. Prueher Joseph W. Prueher	Director	August 3, 2004
/s/ Rozanne L. Ridgway Rozanne L. Ridgway	Director	August 3, 2004
/s/ Edward E. Whitacre Edward E. Whitacre	Director	August 3, 2004